UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2009

AXS-ONE INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26358 (Commission File Number)	13-2966911 (IRS Employer Identification No.)
301 Route 17 North, Rutherford, New Jersey 07070 (Address of principal executive offices, including zip code) (201) 935-3400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

See Item 2.03 below.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 26, 2009, AXS-One Inc. (the “Company”) entered into a Standby Convertible Note Purchase Agreement (the “Purchase Agreement”) pursuant to which it sold and issued an aggregate of $250,000 of Series 2009 5% Secured Convertible Promissory Notes (the “Notes”).  Net proceeds to the Company after transaction expenses and the payment of commitment fees were approximately $175,000.  The Notes were sold in a private placement under Rule 506 promulgated under the Securities Act of 1933, as amended, to four accredited investors, including one member of the Company’s Board of Directors and one investor affiliated with a member of the Company’s Board of Directors.

If the closing of the pending merger (the “Merger”) with Unify Corporation (“Unify”) does not occur prior to June 30, 2010, the Company will be required to repay in full the entire principal amount of the Notes plus all accrued and unpaid interest thereon on that date or, if the closing of the Merger does occur prior to June 30, 2010, the Company will be required to repay the principal amount of the Notes plus all accrued and unpaid interest thereon in twelve equal monthly installments of principal and interest commencing on the one year anniversary of the date of the closing of the Merger; provided, however, that, in each case, if, prior to the repayment by the Company of the entire principal amount of the Notes plus all accrued and unpaid interest thereon, there occurs a sale of all or substantially all of the Company’s assets or an acquisition of the Company other than the Merger or an acceleration of the Company’s obligations under or as contemplated by the Notes, the Company will be required to repay in full the entire principal amount of the Notes plus all accrued and unpaid interest thereon on the date of that sale, acquisition or acceleration.

If the closing of the Merger occurs, the Notes will be convertible into common stock of Unify at a fixed conversion rate of $3.00 per share (subject to adjustment for stock splits, combinations and dividends) and may be converted in whole or in part at the option of each Note holder at any time after the closing of the Merger and prior to the one year anniversary of the date of the closing of the Merger.  The Notes bear interest of 5% per annum and are secured by substantially all the assets of the Company pursuant to a security agreement (the “Security Agreement”) among the Company and the secured parties set forth therein.

The Notes rank senior in priority of payment and in all other respects to the Series E 6% Secured Convertible Promissory Notes sold and issued by the Company for the aggregate amount of $1,100,000 on October 30, 2008, the Series D 6% Secured Convertible Promissory Notes sold and issued by the Company for the aggregate amount of $2,100,000 on July 24, 2008, the Series C 6% Secured Convertible Promissory Notes sold and issued by the Company for the aggregate amount of $3,750,000 on November 16, 2007, and the Series A 6% Secured Convertible Promissory Notes and Series B 6% Secured Convertible Promissory Notes sold and issued by the Company for the aggregate amount of $5,000,000 on May 29, 2007 (collectively, the “Prior Notes”).  The security interest of the holders of the Prior Notes have been subordinated to the security interest of the holders of the Notes pursuant to a Third Amended and Restated Subordination Agreement dated as of June 26, 2009 (the “Subordination Agreement”).  Pursuant to the Subordination Agreement, the security interests of the holders of the Notes and the Prior Notes have been subordinated to the security interest of Sand Hill Finance (“Sand Hill”), the Company’s current senior lender.  In addition, under the terms of the Subordination Agreement, if the closing of the Merger occurs, the security interests of the holders of the Notes and the Prior Notes and the security interest of Sand Hill will be subordinated to the security interest of ComVest Capital LLC, Unify’s current senior lender.

Pursuant to the terms of a Fourth Security Agreement Amendment dated June 26, 2009, among the Company and the secured parties set forth therein (the “Fourth Security Agreement Amendment”), the security interest of the Notes ranks senior in priority of payment and in all other respects to the security interest granted in connection with the Prior Notes.

In addition, in connection with the financing under the Purchase Agreement, Unify entered into an Investor Rights Agreement on June 26, 2009 (the “Investor Rights Agreement”), which sets forth Unify’s obligations relating to the registration of the shares of Unify common stock underlying the Notes, including a requirement that Unify file a registration statement with respect to that common stock no later than August 29, 2010, subject to certain exceptions set forth in the Investor Rights Agreement.

In addition, in connection with the financing under the Purchase Agreement, each of the Prior Notes was amended pursuant to note amendments (the “Series A Note Amendment,” the “Series B Note Amendment,” the “Series C Note Amendment,” the “Series D Note Amendment” and the “Series E Note Amendment,” as the case may be) to extend the maturity date of each of the Prior Notes from July 31, 2009 to June 30, 2010 and to provide that any event of default under the Notes will constitute an event of default under the Prior Notes.

In addition, pursuant to a Waiver of Participation Rights (the “Participation Rights Waiver”) the holders of the Prior Notes have agreed to waive their participation rights with respect to the sale and the issuance of the Notes held pursuant to Section 4.7 of the Convertible Note and Warrant Purchase Agreement, dated as of October 30, 2008.

The proceeds from this financing will be used to fund the Company’s operations.

The foregoing description of the financing transaction does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, consisting of the Purchase Agreement, form of Note, the Third Amended and Restated Subordination Agreement, the Fourth Security Agreement Amendment, the Security Agreement, Investor Rights Agreement, form of Series A Note Amendment, form of Series B Note Amendment, form of Series C Note Amendment, form of Series D Note Amendment, form of Series E Note Amendment and the Participation Rights Waiver.  Copies of these documents, other than the Investor Rights Agreement, are filed as Exhibits 10.1 through 10.11 hereto and are incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

10.1	Standby Convertible Note Purchase Agreement
10.2	Form Series 2009 5% Secured Convertible Promissory Note
10.3	Third Amended and Restated Subordination Agreement
10.4	Fourth Security Agreement Amendment
10.5	Security Agreement
10.6	Form of Series A Note Amendment
10.7	Form of Series B Note Amendment
10.8	Form of Series C Note Amendment
10.9	Form of Series D Note Amendment
10.10	Form of Series E Note Amendment
10.11	Waiver of Participation Rights

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.

Date: June 26, 2009	By:	/s/ Steve Bonham
Steve Bonham
Vice President and Chief Financial Officer

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